Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements combine the historical financial information of Radius Health, Inc. (the “Target”) with the historical financial information of MPM Acquisition Corp.  (the “Company”).

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Target after giving effect to the reverse merger with a wholly-owned subsidiary of the Company and the pre-merger reverse stock split, recapitalization and Series A-1 convertible preferred stock financing of the Target. Following the reverse merger, Target merged with and into the Company, leaving the Company as the surviving corporation (the “Short-Form Merger”). In connection with the Short-Form Merger, the Company relinquished its corporate name and assumed in its place the name “Radius Health, Inc.” The reverse merger is accounted for as a capital transaction in the pro forma condensed combined financial statements.  As a result, the historical common stock and preferred stock balances of the Target were carried forward to the combined company. The par value of Target’s common stock was adjusted to reflect the par value of the Company’s common stock ($.0001), with a corresponding offset to accumulated deficit. The unaudited pro forma condensed combined balance sheet is presented as if the reverse merger had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and year ended December 31, 2010 are presented as if the merger had occurred on January 1, 2010. The historical financial information has been adjusted to give effect to pro forma events that are both directly attributable to the reverse merger agreement and are factually supportable. You should read this information in conjunction with the:

•      Accompanying notes to the unaudited pro forma condensed combined financial statements contained herein.

•      Separate historical audited financial statements of Target as of December 31, 2009 and 2010 and for the years then ended and the unaudited financial statements as of March 31, 2011 and for the three months ended March 31, 2010 and 2011 included elsewhere in this Form 8-K.

•      Separate historical audited financial statements of the Company. as of December 31, 2010 and 2009 and for the years then ended, and the unaudited condensed financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 included elsewhere in this Form 8-K.

•      Management’s discussion and analysis of financial condition and results of operations and “Risk Factors” included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The pro forma financial statements have been prepared assuming that the reverse merger is accounted for as a capital transaction. The Company’s expected accounting treatment reflects the preferred stock exchange as an extinguishment because the exchange significantly changed the substantive contractual terms of the preferred stock. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any tax impact as the Company does not expect any tax implications associated with the recapitalization as the accrued dividends represented future distributions relating to the Target’s preferred stock and, accordingly, were not recognized as liabilities for income tax purposes. The Unaudited Pro Forma Condensed Combined Financial Statements reflect Target’s expected accounting for the recapitalization and contain estimates that will be updated to actual upon preparation of the Company’s financial statements as of and for the three and six-month periods ended June 30, 2011.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2011

	Target	Pro forma Adjustment (1)	Pro forma Adjustment (2)	Pro forma Target	Company	Pro forma Adjustment (3)	Pro forma Combined

Assets
Current assets:
Cash and cash equivalents	$10,224,439	$21,928,589		$32,153,028	$100	$(50,000)	$32,103,128
Marketable securities	1,849,854			1,849,854			1,849,854
Prepaid expenses and other assets	321,649			321,649			321,649
Total current assets	$12,395,942	$21,928,589		$34,324,531	$100	$(50,000)	$34,274,631

Property and equipment, net	24,810			24,810			24,810
Other assets	89,561			89,561			89,561
Total assets	$12,510,313	$21,928,589	$	$34,438,902	$100	$(50,000)	$34,389,002

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$193,885			$193,885	$6,750	$(6,750)	$193,885
Accrued expenses	1,696,464	955,000		2,651,464	—		1,696,464
Note Payable	—			—	87,620	(87,620)	—
Total current liabilities	1,890,348			2,845,348	94,370	(94,370)	2,845,348

Warrant for the purchase of preferred stock		45,000		45,000			45,000
Commitments	—			—

Series A convertible preferred stock	92,500		(92,500)	—	—		—
Series B convertible preferred stock	39,076,142		(39,076,142)	—	—		—
Series C convertible preferred stock	107,543,196		(107,543,196)	—	—		—
Series A-1 convertible preferred stock	—	20,400,000		20,400,000	—		20,400,000
Series A-2 convertible preferred stock	—		82,608,211	82,608,211	—		82,608,211
Series A-3 convertible preferred stock	—		23,997,672	23,997,672	—		23,997,672
Series A-4 convertible preferred stock	—		92,500	92,500	—		92,500
Series A-5 convertible preferred stock	—	528,589		528,589	—		528,589

Stockholders’ deficit:
Common stock	3,228		2,328	5,556	500	(6,000)	56
Additional paid-in capital	—			—	49,500	(49,500)	—
Accumulated other comprehensive income	266			266	—		266
Accumulated deficit	(136,095,367)		40,011,127	(96,084,240)	(144,270)	99,870	(96,128,640)
Total stockholders’ deficit	(136,091,873)	—	40,013,455	(96,078,418)	(94,270)	44,370	(96,128,318)
Total liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ deficit	$12,510,313	$21,928,589	$—	$34,438,902	$100	$(50,000)	$34,389,002

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED March 31, 2011

	Target	Company	Pro forma Adjustment (2)	Pro forma Combined

Operating expenses:
Research and development	$4,136,447	$—	$—	$4,136,447
General and administrative	897,247	10,143	—	907,390

Loss from operations	5,033,694	10,143	—	5,043,837

Interest income	13,990	—	—	13,990
Other income	9,778	—	—	9,778
Interest expense	—	—	—	—

Net loss	$(5,009,926)	$(10,143)	$—	$(5,020,069)
Accretion of preferred stock	(2,875,767)	—	—	(2,875,767)
Extinguishment of preferred stock	—	—	40,011,127	40,011,127
Net income (loss) attributable to common stockholders	$(7,885,693)	$(10,143)	$40,011,127	$32,115,291

Net income attributable to common stockholders (4):
Basic				$57.80
Diluted				$2.06

Weighted averages shares outstanding:
Basic				555,594
Diluted				16,820,580

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMER 31, 2010

	Target	Company	Pro forma Adjustment (2)	Pro forma Combined
Operating expenses:
Research and development	$11,691,906	$—	$—	$11,691,906
General and administrative	3,629,475	46,782	—	3,676,257
Restructuring expense	217,200	—	—	217,200

Loss from operations	15,538,581	46,782	—	15,585,363

Interest income	84,915	—	—	84,915
Other income	882,687	—	—	882,687
Interest expense	(58,792)	—	—	(58,792)

Net loss	$(14,629,771)	$(46,782)	—	$(14,676,553)
Accretion of preferred stock	(12,142,667)	—	—	(12,142,667)
Extinguishment of preferred stock	—	—	37,180,195	37,180,195
Net income (loss) attributable to common stockholders	$(26,772,438)	$(46,782)	$37,180,195	$10,360,975

Net income attributable to common stockholders (4):
Basic				$18.65
Diluted				$1.21

Weighted averages shares outstanding:
Basic				555,594
Diluted				16,820,580

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.             Description of Transaction

Pursuant to an Agreement and Plan of Merger dated April 25, 2011 by and among MPM Acquisition Corp. (the “Company”), RHI Merger Corp., a wholly owned subsidiary of the Company (“Merger Co”),  and Radius Health, Inc. (the “Target”),  MergerCo merged with and into Target, with Target remaining as the surviving entity and a wholly-owned operating subsidiary of the Company. This transaction is referred to throughout as the “Merger”.  The Merger was effective as of May 17, 2011, upon the filing of a certificate of merger with the Delaware Secretary of State.

At the effective time of the Merger (the “Effective Time”), the legal existence of MergerCo ceased and all of the shares of Target’s common stock, par value $.01 per share, and shares of Target’s preferred stock, par value $.01 per share, that were outstanding immediately prior to the Merger were cancelled and each outstanding share of Target common stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of the Company’s Common Stock and each outstanding share of Target preferred stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one-tenth of one share of the Company’s Preferred Stock from the Company as consideration for the Merger.

Contemporaneously with the closing of the merger, pursuant to the terms of a Redemption Agreement dated March 25, 2011 by and among the Company and its then-current stockholders, the Company completed the repurchase of 5,000,000 shares of Common Stock from its former stockholders in consideration of an aggregate of $50,000. The 5,000,000 shares constituted all of the issued and outstanding shares of the Company’s capital stock, on a fully-diluted basis, immediately prior to the Merger.

Following the Merger on May 17, 2011, the Board of Directors approved a transaction pursuant to which Target merged with and into the Company, leaving the Company as the surviving corporation (the “Short-Form Merger”). In connection with the Short-Form Merger, the Company relinquished its corporate name and assumed in its place the name “Radius Health, Inc.” The Short-Form and name change became effective on May 17, 2011, upon the filing of a Certificate of Ownership and Merger with the Delaware Secretary of State.

2.           Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Securities and Exchange Commission Regulation S-X, Article 8 after considering the rules set forth in Regulation S-X, Article 11 and are based on the historical financial statements of Target and the Company.

The Pro forma Target column in the unaudited pro forma condensed combined balance sheet reflects the first closing of the Target’s Series A-1 preferred stock financing effective May 17, 2011 pursuant to which Target received gross proceeds of $21.4 million ($20.4 million, net of estimated issuance costs) and the issuance of shares of Series A-5 convertible preferred stock to Nordic Biosciences for gross proceeds of approximately $529,000.  In addition, the pro forma Target column also reflects the recapitalization of Target’s equity prior to the merger pursuant to which shares of Series A, B and C convertible preferred stock were exchanged for shares of Series A-4, A-3 and A-2 convertible preferred stock, respectively. In connection with the recapitalization, the Series B and C preferred stockholders waived their rights to dividends (that had been accrued on Target’s balance sheet as they were due upon redemption which was outside of the control of Target) on such shares.  As noted above, this recapitalization has been reflected in the unaudited pro forma condensed balance

sheet as an extinguishment.   Accordingly, the difference between the book value of the affected preferred stock and the fair value of the preferred and common stock issued in exchange was recorded as a $40.0 million and $37.2 million gain on extinguishment for the three month period ended March 31, 2011 and the year ended December 31, 2010, respectively, through a decrease in accumulated deficit. Additionally, the combined net income (loss) per share reflects the extinguishment as a redemption of preferred stock in accordance with Accounting Standards Codification 260  Earnings Per Share . This accounting treatment reflects the Company’s expected accounting treatment.

The unaudited condensed combined balance sheet at March 31, 2011 does not reflect the proceeds and related note payable balance as a result of a Loan and Security Agreement executed on May 23, 2011, that is disclosed as an unaudited footnote to the financial statements included else where in this Form 8-K as the transaction was not directly attributable to the merger.

3. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction and Note 2. Basis of Presentation. Adjustments included in the column under the heading “Pro Forma Adjustments” include the following:

1)             Pro forma adjustment (1) reflects the first closing of Target’s Series A-1 preferred stock financing effective May 17, 2011 pursuant to which target received gross proceeds of $21.4 million ($20.4 million, net of estimated issuance costs) from the issuance of 2,631,845 shares of Series A-1 convertible preferred stock and the issuance of shares of Series A-5 convertible preferred stock to Nordic Biosciences for gross proceeds of approximately $529,000.  The net proceeds from the Series A-1 preferred stock financing include an estimate of $45,000 for the fair value of a warrant for the purchase of shares of Series A-1 convertible preferred stock that was issued in connection with the financing.

2)             Pro forma adjustment (2) reflects the recapitalization of Target’s equity prior to the Merger pursuant to which shares of Series A, B and C convertible preferred stock were exchanged for shares of Series A-4, A-3 and A-2 convertible preferred stock, respectively, and in certain cases, shares of common stock if investors did not purchase their pro rata share in the Series A-1 convertible preferred stock financing described in pro forma adjustment (1). In connection with the recapitalization, the Series B and C preferred stockholders waived their rights to accumulated 8% per annum dividends due on such shares upon redemption or liquidation that had been accrued on Target’s balance sheet.   For the purposes of this pro forma presentation and as noted above, this recapitalization is reflected as an extinguishment due to the significance of the changes to the terms and preferences of the preferred stock.  Accordingly, the difference between the book value of the affected preferred stock and the fair value of the preferred and common stock issued in exchange was recorded as a $40.0 million and $37.2 million gain on extinguishment for the three month period ended March 31, 2011 and the year ended December 31, 2010, respectively, through a decrease in accumulated deficit and an increase to net income attributable to common stockholders. The fair value of the Series A-2, A-3 and A-4 Preferred Stock issued in the exchange was estimated using the issuance price of the Series A-1 Preferred Shares , which management believed was a reasonable estimate for purposes of the Unaudited Pro Forma Condensed Combined Financial Statements.

3)             Pro forma adjustment (3) reflects the reverse merger of Target into the Company. The adjustment includes the repurchase of 5,000,000 shares of common stock from the Company’s former stockholders in consideration of an aggregate of $50,000. The adjustment also includes the reclassification of $5,500 from common stock to accumulated deficit to reflect the Company’s par value of common stock of $0.0001 as compared to $0.01 for the Target. In addition, the adjustment reflects the forgiveness of a $94,370 note payable to the Target.  Target wrote off the related note receivable in the year ended December 31, 2010.

4) Basic net income attributable to common stockholders was computed by dividing net income attributable to common stockholders by the weighted-average number of common shares outstanding. The weighted-average shares outstanding reflects the exchange ratio established in the reverse merger (1:10) as if the merger occurred on January 1, 2010. Diluted net income attributable to common stockholders reflects the dilutive effect of the Target’s share-based payment awards using the treasury stock method and the dilutive effect of convertible preferred stock using the if-converted method.